LOAN AGREEMENT

Executed on July 3rd, 2007

By and Between

Rock Wings Ltd., Company No. 51-244452-2, with offices located at 3 Netive Am Jerusalem Israel ("Lender")

of the first part

And

Columbus Geographic Systems Ltd. Company No 51-352524-6, with offices located at ________ ("Borrower")

of the second part

WHEREAS: Borrower borrowed from Lender, and Lender lent to Borrower, during the period January-June 2007, the aggregate amount of NIS 411,361 (four hundred and eleven thousand, three hundred and sixty one New Israel Shekel) ("Loan Amount") on such terms and conditions as set forth below;

NOW, THEREFORE, in consideration of the mutual covenants and promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1 Lender loaned to Borrower the Loan Amount, as detailed in **Schedule A** attached to this Agreement

2 It is agreed that the Loan Amount shall bear an annual interest of 8.56% to be computed as of each installment on the entire principal of the loan amount on the date of such installment, until the complete and full repayment of the Loan Amount ("**Interest**") It is agreed that as of repayment of any part of the Loan Amount, according to the terms detailed in this Agreement, the Interest shall be calculated on the remaining principal of the loan

3 The Loan Amount and Interest shall be repaid as follows:

3.1 First payment of NIS 40,220 shall be paid by the Company until 15th of July 2007

3.2 The remaining amount of the loan (NIS 371,141) shall be paid in 14 monthly installments of NIS 26,510 ("**Monthly Payment**") each commencing on November 1st 2007 Each payment shall be made on the 1st day of the month ("**Monthly Payment Date**").

3.3 The Company shall pay on each Monthly Payment Date, in addition to the Monthly Payment, the Interest accrued on the remaining principal of the Loan Amount until such payment is due

3.4 VAT shall be added to all index linked and interest payments as required by law and shall be paid after deducting all amounts deductible under any applicable law. In case of delay in payment against the terms specified in the agreement the borrower shall pay by the maximum rate charged by Bank Leumi at the same day

4. **Miscellaneous**

4.1 This Agreement shall be binding upon and inure to the benefit of each the parties hereto and their respective successors, heirs and assigns.

4.2 This Agreement shall be governed by and construed in accordance with the laws of Israel without giving effect to conflict of law principles. The courts of Tel Aviv-Jaffa shall have exclusive jurisdiction over all matters relating to this Agreement, its validity, interpretation or enforcement.

4.3 This Agreement constitutes the entire understanding of the parties with respect to the transactions contemplated hereby, and supersedes all previous agreements and understandings, whether written or oral. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

4.4 Any notice or other communication required or permitted by this Agreement shall be deemed to have been validly given if given in writing in the English language and delivered by registered or certified mail, postage prepaid, or given by telecopy to the proper party at the address specified above, or to any other address of which such party has been notified in writing.

Notice shall be deemed effective within 10 days of posting if delivered by mail and immediately upon confirmation if delivered in person or by confirmed telecopy.

IN WITNESS THEREOF, THE PARTIES HAVE EXECUTED THIS AGREEMENT AS OF THE DATE FIRST WRITTEN ABOVE:

LENDER	BORROWER

SUPPLEMENT TO LOAN AGREEMENT

Executed on July 3rd, 2007

By and Between

Rock Wings Ltd., Company No. 51-244452-2, with offices located at 3 Netivey Am Jerusalem Israel (**"Lender"**)

of the first part

And

Columbus Geographic Systems Ltd, Company No. 51-352524-6, with offices located at Timmorim, Israel (**"Borrower"**)

of the second part

WHEREAS: the parties executed a loan agreement dated July 3rd 2007 (**"Agreement"**) and the parties wish to amend the said agreement as detailed below;

NOW, THEREFORE, the parties hereby agree as follows:

1. The payment of the Monthly Payments as defined in the Agreement shall commence on January 1st 2008 instead of November 2007 as detailed in the Agreement.
2. The payment will be paid in 12 (twelve) monthly installments of 30,928.41 NIS each.
3. The remaining terms and conditions of the Agreement shall remain valid and shall apply to all parties.

LENDER

קולומבוס גאוגרפיק
סיסטמס בע"מ
ח.פ. 513525246

BORROWER